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                                                                  EXHIBIT 3.19.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     LaSalle National Silica Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST:       That the Board of Directors of said corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of LaSALLE NATIONAL SILICA CO. be amended by changing Article First thereof to read as follows:

     "FIRST: The name of the Corporation is OTTAWA SILICA COMPANY thereinafter called the "Corporation")".

     SECOND:      That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD:       That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH:      That this Certificate of Amendment of the Certificate of
Incorporation shall be effective on December 31, 1986.
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     IN WITNESS WHEREOF, said LaSalle National Silica Co., has caused this certificate to be signed by Lawrence F. Bellotti, its President, and attested by Charles V. Bush, its Secretary, this 2nd day of December, 1986.

                              LaSALLE NATIONAL SILICA CO.

(Corporate Seal)

                              By /s/ L. F. Bellotti
                                 ------------------
                                    President

ATTEST:

By  /s/ Charles V. Bush
    -------------------
          Secretary

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STATE OF ILLINOIS   )
                    :  ss.:
COUNTY OF LaSALLE   )

     BE IT REMEMBERED that on this 2/nd/ day of December, 1986, personally came before me, a Notary Public in and for the County and State aforesaid, Lawrence
P. Bellotti, President of LaSalle National Silica Co., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, and that the facts stated therein are true and that the seal affixed to said certificate and attested by the Secretary of said corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                /s/
                                --------------------------------------
                                 Notary Public

                    My Commission Expires:  Mar. 26, 1990
                                          ------------------

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